Exhibit 99.1
Media Contact
Alton Boynton
240-497-9024
Northwest Secures US$1.0 million Debt Financing
BETHESDA, MD – 2 October 2008 – Northwest Biotherapeutics, Inc. (AIM: NWBS and NWBT; OTC BB: NWBO), today announced that it has entered into a Loan Agreement and Promissory Note (the “Note”) with SDS Capital Group SPC, Ltd (“SDS”). Under the Note, SDS has loaned the Company US$1,000,000. The Note is an unsecured obligation of the Company and accrues interest at the rate of 12% per year. The term of the Note is six months, with a maturity date of April 1, 2009. The Note may not be prepaid without the consent of SDS. The Note contains customary representations, warranties, and covenants. In connection with the Note, the Company has issued to SDS a warrant (the “Investment Warrant”) to purchase up to 299,046 shares of the Company’s common stock at an exercise price equal to US $0.53 per share, which was the closing price of the Company’s common stock on the AIM market of the London Stock Exchange on October 1, 2008. The Investment Warrant is exercisable immediately, and expires 5 years from the date of issuance.
In addition to the Investment Warrant, under the terms of the Note, the Company issued SDS an additional warrant (the “Placement Warrant”) to purchase up to 398,729 shares of the Company’s common stock at an exercise price equal to US $0.53 per share. The Placement Warrant is on the same terms and conditions and in the same form as the Investment Warrant. Accordingly, the Placement Warrant is also exercisable immediately and expires 5 years after issuance.
The US$1,000,000 loan received by the Company will be sufficient to fund its cash needs into November 2008. The Company remains in advanced stage negotiations with several different providers for additional near-term funding of at least US$1,000,000, and for further financing transactions, which it hopes to complete by the end of the year.
The Company will need to raise additional capital to fund its clinical trials and other operating activities and to repay indebtedness. Shareholders should be aware that if the Company’s capital raising efforts are unsuccessful, this will have a material adverse effect on the Company’s financial position and operations.
Unregistered Sale of Equity Securities
The Company claims exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of the

Company’s common stock issuable pursuant to the warrants issued to SDS under Section 4(2) of the Securities Act and/or Regulation D thereunder, as transactions not involving any public offering. SDS represented and warranted in the warrants that it is an “accredited investor,” as defined under the Securities Act. The Company claims this exemption on the basis that (i) SDS represented that it intends to acquire any shares of common stock issued pursuant to the warrants for investment only and not with a view to the distribution thereof and that it has received adequate information about the Company or had access to such information and (ii) appropriate legends will be affixed to any stock certificates issued to SDS pursuant to the warrants.
About NWBT
Northwest Biotherapeutics, Inc. is a biotechnology company focused on developing immunotherapy products that treat cancers more effectively than current treatments, with limited toxicity, on a cost-effective basis. The Company has two broad platform technologies: dendritic cell-based vaccines, and therapeutic antibodies. The Company is currently conducting a large clinical trial in Glioblastoma multiforme, which is designed and powered to serve as a pivotal trial. The Company has also received clearance from the FDA for a large Phase III trial in prostate cancer, and clearance from the FDA for Phase I trials in five other cancers. The Company has started, and is currently enrolling patients in, a Phase I/II trial with DCVax® for recurrent ovarian cancer. The Company also has a second technology platform, involving monoclonal antibodies to CXCR4, which is at the late pre-clinical development stage.
For further information, please visit the company web site at www.nwbio.com.
Disclaimer

Statements made in this news release that are not historical facts, including statements concerning the Company’s plans to move its programs forward, statements regarding the Company’s clinical trials and other business development activities, and statements regarding its fundraising activities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “intends,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks and uncertainties regarding the Company’s ability to secure additional financing or raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings, including in the Risk Factors section of the Company’s

Annual Report on Form 10-K for the year ended December 31, 2007 and in its recently filed Form S-1. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings or recently filed Form S-1 that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.